EXHIBIT 99.1

THE CHARLES SCHWAB CORPORATION

News Release

Contacts:

MEDIA:	INVESTORS/ANALYSTS:

Greg Gable	Rich Fowler
Charles Schwab	Charles Schwab
Phone: 415-667-0473	Phone: 415-667-1841

SCHWAB REPORTS SECOND QUARTER FINANCIAL RESULTS

Steady client engagement supports solid financial performance

SAN FRANCISCO, July 16, 2009 – The Charles Schwab Corporation announced today that its net income was $205 million for the second quarter of 2009, down 31% from the second quarter of 2008. The company’s second quarter results include $40 million in pre-tax charges relating to its previously announced expense reduction measures and a $16 million FDIC special industry assessment. For the six months ended June 30, 2009, the company’s net income was $423 million, down 30% from the year-earlier period.

Chairman Charles Schwab said, “Our long-term success comes from staying focused on our clients and their needs throughout market cycles. Right now, we have an opportunity to both strengthen existing relationships and attract new clients by offering great value across our range of products and services, and providing the perspectives and guidance investors need to move forward in such a tough environment. Making the most of this opportunity means continuing to invest in our clients while maintaining the solid financial performance expected from Schwab as a stable, sound institution. The company’s second quarter results reflect our ongoing success in striking that balance.”

	Three Months Ended —June 30,—		% Change	Six Months Ended —June 30,—		% Change
Financial Highlights	2009	2008		2009	2008
Net revenues (in millions)	$1,085	$1,308	(17%)	$2,196	$2,615	(16%)
Net income (in millions)	$205	$295	(31%)	$423	$600	(30%)
Diluted earnings per share	$.18	$.26	(31%)	$.36	$.52	(31%)
Pre-tax profit margin	30.9%	39.3%		31.4%	39.1%
Return on stockholders’ equity (annualized)	18%	32%		20%	31%

CEO Walt Bettinger said, “Clients remained actively engaged with us during the second quarter. As a result, we added $17 billion in net new assets and 197,000 new brokerage accounts, and experienced year-over-year growth in banking accounts and retirement plan participants of 67% and 16%, respectively. As we enter the second half of 2009, the economic and market outlook remains challenging. There have been some positive signs, such as the gains in the broad equity indices during the second quarter, which provided our clients with the first market-driven improvement in their account balances since the third quarter of 2007. At the same time, those indices still ended the quarter 20 to 30% below their year-earlier levels, and government monetary policy continues to keep short-term interest rates at unprecedented, near-zero levels. Since both of these factors have a significant influence on the company’s revenues, we remain focused on disciplined financial management. We’ve already taken the steps necessary to ensure Schwab remains a lean and efficient organization in this environment, and our commitment to reduce 2009 expenses by 7 to 8% of the 2008 total is on track.”

“Regardless of how the environment unfolds from here, our client focus is unwavering, and we are pursuing our long-term growth opportunities by sustaining critical investments in stronger and deeper client relationships,” Mr. Bettinger added. “Recent examples of these investments include a new 2% cash back Visa credit card, a high yield savings account, reduced pricing across all of our proprietary equity index mutual funds, an improved options trading platform, a new version of the Schwab.com website for our retail investors, and a series of investments supporting our valued independent advisor clients. We expect to continue investing with a long term view to support the strong client momentum we enjoy today.”

CFO Joe Martinetto commented, “We bolstered our already strong balance sheet during the second quarter by raising $750 million of term debt at a favorable rate. This additional capital provides flexibility as we grow the company. Impairment losses on our investment portfolio remain contained, as we recognized $13 million in credit-related charges during the quarter. These losses remain centered in our holdings of Alt-A mortgage backed securities, which carried a total amortized cost of $709 million at quarter-end, down 7% from a year ago and representing less than 2% of current company cash and investments. Our portfolio of mortgages originated by Schwab Bank also continues to perform well, with delinquency, nonaccrual, and loss reserve ratios of 0.64%, 0.26% and 0.62% at month-end June, all far below national averages.”

Mr. Martinetto continued, “Sustained client engagement led to an 18% year-over-year increase in trading revenues for the second quarter. With equity valuations still well below year-earlier levels and sequentially higher levels of money market fund fee waivers needed to provide at least a nominal return to clients, our asset management and administration fees declined by 21% from a year ago. In addition, with no change in the Fed Funds rate and other short term rates actually declining further, our net interest revenue fell by 29%, bringing the overall decline in revenues to 17%. We completed another significant step in our planned expense reduction measures during the quarter with the relocation of our headquarters to lower cost space in San Francisco, and related charges came in at $40 million, as expected. With the staffing reductions and other major components of our expense reduction effort now in place, we were able to absorb those charges and still reduce expenses by 6% overall, which in turn enabled the company to achieve a 31% pre-tax profit margin and a 18% return on equity.”

Mr. Martinetto concluded, “We’ve been pointing out the effect of lower short term interest rates, credit spreads and asset valuations on the company’s revenues for some time now, and the company’s financial picture has continued to evolve as we would expect given the environment, with strong client metrics helping us to achieve a solid first half. It bears repeating that with the equity markets still so unsettled and no catalyst for higher rates on the horizon, revenue pressures, including increasing money fund fee waivers, may persist in the months ahead. At the same time, Schwab remains financially healthy and well positioned to deliver rapidly improving results in tandem with any recovery in the environment.”

Business highlights for the second quarter (data as of quarter-end unless otherwise noted):

Investor Services

•	Net new accounts for the quarter totaled approximately 52,000 up 32% year-over-year. Total accounts reached 5.3 million as of June 30, 2009, up 3% year-over-year.

•	Enhanced options trading capabilities for clients, including a simplified application process, new charting tools and screening capabilities, and improved training resources.

•	Completed the transition to the revamped version of Schwab.com® as the company’s main website. The upgraded site is designed to provide greater ease of use and to facilitate future enhancements.

Institutional Services

Advisor Services

•

Announced initiatives to support independent advisor growth and cost management in the current environment, including equity trade commission waivers and transfer of account fee rebates for new clients, as well as maintenance fee waivers for the company’s PortfolioCenter® portfolio management software.

•

Expanded tools and resources available for Advisors, including a series of new performance management tools available through the Human Capital offer to help maximize employee efficiency and productivity, and a new report outlining best practices for planning, selecting and implementing customer relationship management systems.

Corporate and Retirement Services

•	Retirement plans converted to Schwab administration during the quarter = 39, with approximately 27,000 participants, compared with 44 plans and approximately 15,000 participants in 2Q08.

•

The Schwab Retirement Plan Services participant website was ranked number one in a recent survey of defined contribution websites by Dalbar, a provider of benchmarks and ratings for financial services firms, based on the broad range of functionality available on the site.

Products and Infrastructure

•	For Charles Schwab Bank:

•	Balance sheet assets = $34.2 billion, up 58% year-over-year.

•	Outstanding mortgage and home equity loans = $6.3 billion, up 34% year-over-year.

•	First mortgage originations during the quarter = $1.3 billion.

•	Schwab Bank High Yield Investor Checking® accounts = 367,000, with $6.0 billion in balances.

•

Schwab Bank Invest First ™ Visa Signature® credit card reached a major milestone; over 50,000 accounts have been opened since its introduction last November, making it one of the most successful product launches in Schwab history.

•	Announced reduced expense ratios (to as low as 9 basis points), simplified share classes, and a $100 minimum investment threshold for all Schwab equity index funds.

Supporting schedules are either attached or located at: [http://www.aboutschwab.com/media/xls/q2_2009_schedule.xls]

This press release contains forward-looking statements relating to expense reductions, client-focused investments, revenue pressures and financial performance that reflect management’s current expectations. Achievement of these expectations is subject to certain risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the company’s ongoing ability to identify, implement and sustain expense savings without disrupting its operations, changes in general economic and financial market conditions, including equity market valuations and the level of interest rates, changes in client utilization of money market mutual funds, and other factors set forth in the company’s Form 10-Q for the period ended March 31, 2009.

About Charles Schwab

The Charles Schwab Corporation (Nasdaq: SCHW) is a leading provider of financial services, with more than 300 offices and 7.6 million client brokerage accounts, 1.5 million corporate retirement plan participants, 593,000 banking accounts, and $1.2 trillion in client assets. Through its operating subsidiaries, the company provides a full range of securities brokerage, banking, money management and financial advisory services to individual investors and independent investment advisors. Its broker-dealer subsidiary, Charles Schwab & Co., Inc. (member SIPC, http://www.sipc.org), and affiliates offer a complete range of investment services and products including an extensive selection of mutual funds; financial planning and investment advice; retirement plan and equity compensation plan services; referrals to independent fee-based investment advisors; and custodial, operational and trading support for independent, fee-based investment advisors through its Advisor Services division. The Charles Schwab Bank (member FDIC) provides banking and mortgage services and products. More information is available at www.schwab.com.

###

THE CHARLES SCHWAB CORPORATION

Consolidated Statements of Income

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net Revenues
Asset management and administration fees	$486	$618	$988	$1,231

Interest revenue	361	478	707	988
Interest expense	(59)	(51)	(99)	(142)

Net interest revenue	302	427	608	846

Trading revenue	272	230	531	476
Other	38	33	96	62

Total other-than-temporary impairment losses	(37)	—	(187)	—
Noncredit portion of loss recognized in other comprehensive income	24	—	160	—

Net impairment losses on securities	(13)	—	(27)	—

Total net revenues	1,085	1,308	2,196	2,615

Expenses Excluding Interest
Compensation and benefits	377	438	802	875
Professional services	64	84	124	168
Occupancy and equipment	97	72	178	146
Advertising and market development	49	58	107	134
Communications	54	52	107	104
Depreciation and amortization	41	37	83	75
Other	68	53	105	91

Total expenses excluding interest	750	794	1,506	1,593

Income from continuing operations before taxes on income	335	514	690	1,022
Taxes on income	(130)	(201)	(267)	(404)

Income from continuing operations	205	313	423	618
Loss from discontinued operations, net of tax	—	(18)	—	(18)

Net Income	$205	$295	$423	$600

Weighted-Average Common Shares Outstanding — Diluted	1,160	1,154	1,158	1,157

Earnings Per Share — Basic
Income from continuing operations	$.18	$.27	$.37	$.54
Loss from discontinued operations, net of tax	$—	$(.01)	$—	$(.02)
Net income	$.18	$.26	$.37	$.52
Earnings Per Share — Diluted
Income from continuing operations	$.18	$.27	$.36	$.53
Loss from discontinued operations, net of tax	$—	$(.01)	$—	$(.01)
Net income	$.18	$.26	$.36	$.52

Dividends Declared Per Common Share	$.06	$.05	$.12	$.10

See Notes to Consolidated Statements of Income and Financial and Operating Highlights.

THE CHARLES SCHWAB CORPORATION

Financial and Operating Highlights

(Unaudited)

	Q2-09 % change		2009		2008
(In millions, except per share amounts and as noted)	vs. Q2-08	vs. Q1-09	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Net Revenues
Asset management and administration fees	(21%)	(3%)	$486	$502	$528	$596	$618
Net interest revenue	(29%)	(1%)	302	306	372	447	427
Trading revenue	18%	5%	272	259	352	252	230
Other (1)	15%	(34%)	38	58	34	29	33
Net impairment losses on securities (2)	N/M	(7%)	(13)	(14)	(2)	(73)	—

Total net revenues	(17%)	(2%)	1,085	1,111	1,284	1,251	1,308

Expenses Excluding Interest
Compensation and benefits	(14%)	(11%)	377	425	402	390	438
Professional services	(24%)	7%	64	60	80	86	84
Occupancy and equipment	35%	20%	97	81	78	75	72
Advertising and market development	(16%)	(16%)	49	58	62	47	58
Communications	4%	2%	54	53	56	51	52
Depreciation and amortization	11%	(2%)	41	42	39	38	37
Other (3)	28%	84%	68	37	60	65	53

Total expenses excluding interest	(6%)	(1%)	750	756	777	752	794

Income from continuing operations before taxes on income	(35%)	(6%)	335	355	507	499	514
Taxes on income	(35%)	(5%)	(130)	(137)	(199)	(195)	(201)

Income from continuing operations	(35%)	(6%)	205	218	308	304	313
Loss from discontinued operations, net of tax (4)	N/M	—	—	—	—	—	(18)

Net Income	(31%)	(6%)	$205	$218	$308	$304	$295

Diluted earnings per share from continuing operations	(33%)	(5%)	$.18	$.19	$.27	$.26	$.27
Basic earnings per share	(31%)	(5%)	$.18	$.19	$.27	$.26	$.26
Diluted earnings per share	(31%)	(5%)	$.18	$.19	$.27	$.26	$.26
Dividends declared per common share	20%	—	$.06	$.06	$.06	$.06	$.05
Weighted-average common shares outstanding – diluted	1%	—	1,160	1,156	1,158	1,158	1,154

Performance Measures
Pre-tax profit margin from continuing operations			30.9%	32.0%	39.5%	39.9%	39.3%
Return on stockholders’ equity (annualized)			18%	21%	30%	31%	32%

Financial Condition (at quarter end, in billions)
Cash and investments segregated	65%	(3%)	$15.5	$15.9	$14.7	$13.8	$9.4
Receivables from brokerage clients	(40%)	22%	$7.7	$6.3	$7.1	$10.6	$12.9
Loans to banking clients	33%	3%	$6.5	$6.3	$6.0	$5.5	$4.9
Total assets	29%	13%	$62.3	$54.9	$51.7	$52.8	$48.4
Deposits from banking clients	59%	19%	$31.7	$26.6	$23.8	$22.0	$19.9
Payables to brokerage clients	11%	5%	$21.6	$20.6	$20.3	$21.5	$19.5
Long-term debt (5)	78%	100%	$1.6	$.8	$.9	$.9	$.9
Stockholders’ equity	18%	7%	$4.6	$4.3	$4.1	$4.1	$3.9

Other
Full-time equivalent employees (at quarter end, in thousands)	(10%)	(2%)	12.1	12.4	13.4	13.5	13.4
Annualized net revenues per average full-time equivalent employee (in thousands)	(9%)	2%	$356	$350	$378	$371	$390
Capital expenditures—cash purchases of equipment, office facilities, and property, net (in millions)	28%	32%	$41	$31	$67	$47	$32

Clients’ Daily Average Trades (in thousands)
Revenue trades (6)	18%	(1%)	301.2	302.9	358.3	282.9	254.7
Investor Services (7)	20%	(5%)	26.3	27.7	28.7	24.0	22.0
Advisor Services (7)	(3%)	(24%)	20.8	27.4	36.6	26.4	21.5
Corporate and Retirement Services (7)	17%	—	1.4	1.4	1.6	1.5	1.2

Total	17%	(3%)	349.7	359.4	425.2	334.8	299.4

Average Revenue Per Revenue Trade (6)	(4%)	(2%)	$13.84	$14.06	$14.63	$14.59	$14.38

(1)	The first quarter of 2009 includes a $26 million gain relating to the repurchase of junior subordinated notes.

(2)

The second quarter and first quarter of 2009 include credit related other-than-temporary impairment losses on securities available for sale of $13 million and $14 million, respectively. The fourth quarter and third quarter of 2008 include losses on sales of securities available for sale.

(3)

The second quarter and first quarter of 2009 include $2 million and $19 million, respectively, for individual client complaints and arbitration claims relating to Schwab YieldPlus Fund® investments (collectively YieldPlus Expenses). These expenses were offset by $4 million and $30 million of insurance recoveries, resulting in a net credit of $2 million and $11 million in other expense for the second and first quarter of 2009, respectively. The fourth quarter, third quarter, and second quarter of 2008 include $5 million, $8 million, and $16 million of YieldPlus Expenses, respectively.

(4)	The second quarter of 2008 includes an $18 million adjustment to finalize the income tax gain related to the sale of U.S. Trust Corporation.

(5)	In the second quarter of 2009, the Company issued $750 million of Senior Notes that mature in 2014.

(6)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(7)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

N/M Not meaningful.

See Notes to Consolidated Statements of Income and Financial and Operating Highlights.

THE CHARLES SCHWAB CORPORATION

Notes to Consolidated Statements of Income and Financial and Operating Highlights

(Unaudited)

The Company

The consolidated statements of income and financial and operating highlights include The Charles Schwab Corporation (CSC) and its majority-owned subsidiaries (collectively referred to as the Company), including Charles Schwab & Co., Inc. and Charles Schwab Bank. The consolidated statements of income and financial and operating highlights should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

**********

Growth in Client Assets and Accounts

(Unaudited)

	Q2-09 % change		2009		2008
(In billions, at quarter end, except as noted)	vs. Q2-08	vs. Q1-09	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter
Assets in client accounts
Schwab One®, other cash equivalents and deposits from banking clients	34%	13%	$53.6	$47.6	$44.4	$43.8	$40.1
Proprietary funds (Schwab Funds® and Laudus Funds®):
Money market funds	1%	(9%)	191.4	210.7	209.7	200.1	189.2
Equity and bond funds	(25%)	13%	35.2	31.2	33.9	42.0	47.0

Total proprietary funds	(4%)	(6%)	226.6	241.9	243.6	242.1	236.2

Mutual Fund Marketplace® (1):
Mutual Fund OneSource®	(24%)	22%	129.2	105.8	110.6	145.9	170.2
Mutual fund clearing services	(22%)	18%	61.6	52.1	54.2	68.8	79.4
Other third-party mutual funds	(12%)	20%	203.5	169.8	169.1	210.0	230.2

Total Mutual Fund Marketplace	(18%)	20%	394.3	327.7	333.9	424.7	479.8

Total mutual fund assets	(13%)	9%	620.9	569.6	577.5	666.8	716.0

Equity and other securities (1)	(23%)	20%	388.6	323.9	357.2	447.2	503.7
Fixed income securities	13%	2%	168.2	164.2	164.1	156.4	149.4
Margin loans outstanding	(43%)	25%	(7.0)	(5.6)	(6.2)	(9.7)	(12.3)

Total client assets	(12%)	11%	$1,224.3	$1,099.7	$1,137.0	$1,304.5	$1,396.9

Client assets by business
Investor Services	(13%)	11%	$515.0	$466.0	$482.6	$551.9	$590.7
Advisor Services	(12%)	11%	$505.4	$457.0	477.2	542.1	575.3
Corporate and Retirement Services	(12%)	15%	$203.9	$176.7	177.2	210.5	230.9

Total client assets by business	(12%)	11%	$1,224.3	$1,099.7	$1,137.0	$1,304.5	$1,396.9

Net growth in assets in client accounts (for the quarter ended)
Net new assets
Investor Services	(38%)	(40%)	$3.7	$6.2	$8.1	$7.3	$6.0
Advisor Services	(47%)	(20%)	$7.7	$9.6	11.7	14.1	14.5
Corporate and Retirement Services	7%	(38%)	$5.9	$9.5	1.9	3.0	5.5

Total net new assets	(33%)	(32%)	17.3	25.3	21.7	24.4	26.0

Net market gains (losses)	N/M	N/M	107.3	(62.6)	(189.2)	(116.8)	(22.1)

Net growth (decline)	N/M	N/M	$124.6	$(37.3)	$(167.5)	$(92.4)	$3.9

New brokerage accounts (in thousands, for the quarter ended)	(13%)	(5%)	197	207	224	193	226
Clients (in thousands)
Active Brokerage Accounts	4%	1%	7,556	7,479	7,401	7,310	7,256
Banking Accounts	67%	17%	593	508	447	399	355
Corporate Retirement Plan Participants	16%	(2%)	1,495	1,520	1,407	1,333	1,291

(1)	Excludes all proprietary money market, equity, and bond funds.

N/M Not meaningful

The Charles Schwab Corporation Monthly Market Activity Report For June 2009

	2008							2009						% change
	Jun	Jul	Aug	Sep	Oct	Nov	Dec	Jan	Feb	Mar	Apr	May	Jun	Mo.	Yr.
Change in Client Assets (in billions of dollars)
Net New Assets	10.0	10.4	7.7	6.3	6.6	5.9	9.2	12.1	5.5	7.7	3.3	7.5	6.5	(13%)	(35%)
Net Market (Losses) Gains	(82.0)	(16.0)	(1.4)	(99.4)	(151.5)	(53.8)	16.1	(45.4)	(60.4)	43.2	62.7	46.9	(2.3)

Total Client Assets (at month end, in billions of dollars)	1,396.9	1,391.3	1,397.6	1,304.5	1,159.6	1,111.7	1,137.0	1,103.7	1,048.8	1,099.7	1,165.7	1,220.1	1,224.3	—	(12%)

New Brokerage Accounts (in thousands)	65	64	57	72	91	60	73	64	60	83	80	57	60	5%	(8%)

Clients (at month end, in thousands)
Active Brokerage Accounts	7,256	7,272	7,287	7,310	7,356	7,376	7,401	7,415	7,433	7,479	7,519	7,537	7,556	—	4%
Banking Accounts	355	367	377	399	427	438	447	468	475	508	544	567	593	5%	67%
Corporate Retirement Plan Participants	1,291	1,306	1,315	1,333	1,342	1,380	1,407	1,510	1,534	1,520	1,525	1,507	1,495	(1%)	16%

Market Indices (at month end)
Dow Jones Industrial Average	11,350	11,378	11,544	10,851	9,325	8,829	8,776	8,001	7,063	7,609	8,168	8,500	8,447	(1%)	(26%)
Nasdaq Composite	2,293	2,326	2,368	2,092	1,721	1,536	1,577	1,476	1,378	1,529	1,717	1,774	1,835	3%	(20%)
Standard & Poor’s 500	1,280	1,267	1,283	1,166	969	896	903	826	735	798	873	919	919	—	(28%)

Clients’ Daily Average Trades (in thousands)
Revenue Trades (1)	255.3	282.1	227.0	339.7	415.0	348.5	306.1	278.8	292.8	333.5	313.4	320.5	272.1	(15%)	7%
Investor Services (2)	19.7	24.0	20.8	27.5	38.1	24.9	22.2	24.7	27.3	30.9	28.1	26.9	23.8	(12%)	21%
Advisor Services (2)	22.0	29.4	20.6	29.0	43.4	33.2	32.3	23.6	28.4	30.0	22.6	22.1	17.9	(19%)	(19%)
Corporate & Retirement Services (2)	1.2	1.4	1.3	1.6	1.7	1.4	1.4	1.3	1.4	1.4	1.4	1.4	1.4	—	17%

Total	298.2	336.9	269.7	397.8	498.2	408.0	362.0	328.4	349.9	395.8	365.5	370.9	315.2	(15%)	6%

Daily Average Market Share Volume (in millions)
NYSE	1,400	1,531	1,081	1,603	1,699	1,525	1,340	1,398	1,581	1,812	1,581	1,549	1,310	(15%)	(6%)
Nasdaq	2,261	2,355	1,894	2,537	2,795	2,089	1,866	2,062	2,300	2,342	2,359	2,426	2,465	2%	9%

Total	3,661	3,886	2,975	4,140	4,494	3,614	3,206	3,460	3,881	4,154	3,940	3,975	3,775	(5%)	3%

Mutual Fund Net Buys (Sells) (3) (in millions of dollars)
Large Capitalization Stock	284.5	(1,024.5)	(88.2)	(1,496.8)	(2,070.5)	(1,437.6)	(1,589.9)	428.2	(1,058.5)	(932.5)	419.7	437.7	97.0
Small / Mid Capitalization Stock	277.2	(306.5)	392.9	(243.7)	(1,096.1)	(507.5)	(362.3)	511.3	(350.9)	(341.9)	427.2	572.9	344.8
International	(184.6)	(1,036.8)	(743.9)	(2,240.3)	(3,022.2)	(1,403.6)	(1,463.2)	586.3	(742.3)	(1,014.9)	418.5	669.5	683.2
Specialized	133.5	(192.1)	(106.3)	(571.8)	(1,037.5)	(328.0)	(289.2)	257.9	89.0	(115.0)	120.8	276.4	221.5
Hybrid	273.0	227.1	289.5	(320.7)	(1,229.5)	(662.3)	(224.9)	213.9	(56.6)	76.8	374.6	332.4	336.9
Taxable Bond	344.2	440.9	487.7	(894.9)	(2,787.4)	(729.7)	696.5	2,228.3	1,714.7	2,182.3	2,384.2	2,771.5	2,284.8
Tax-Free Bond	358.4	179.7	263.4	(97.9)	(622.6)	(165.0)	(206.4)	506.2	532.8	449.6	505.0	630.2	520.9
Money Market Funds	(2,378.1)	4,958.3	506.7	3,973.6	2,944.9	2,408.6	4,279.3	(459.4)	116.1	915.1	(7,932.2)	(5,801.4)	(5,522.6)

(1)	Includes all client trades that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.

(2)	Includes eligible trades executed by clients who participate in one or more of the Company’s asset-based pricing relationships.

(3)	Represents the principal value of client mutual fund transactions handled by Schwab, including transactions in proprietary funds. Includes institutional funds available only to Investment Managers.